UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2010

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Chief Financial Officer and, Principal Accounting Officer

American Electric Technologies, Inc, today announced that John H. Untereker, Senior Vice President and Chief Financial Officer, has resigned from the company to pursue a new employment opportunity and his last day of employment will be no later than August 7, 2010. Mr. Untereker has been with the company in this position since 2005. Charles Dauber, President and Chief Executive Officer stated: “We appreciate John’s dedication, creativity and hard work over the last five years. During this time he provided assistance in numerous areas and we wish him well in the future.” A committee of the Board of Directors of AETI has been charged with selecting a new CFO and will be headed by Mr. Peter Menikoff, the Chairman of the Audit Committee and Tom Callahan, Audit Committee member. The company and Mr. Untereker will honor the terms of Mr. Untereker’s employment contract and therefore, no severance or other termination liabilities will occur as a result.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: May 19, 2010	By:	/s/ Charles M. Dauber
Charles M. Dauber President and Chief Executive Officer